                                                                    Exhibit 23.3










INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-75946 of Allen Telecom Inc. on Form S-3 of our report dated February 22, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Allen Telecom Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP

Cleveland, Ohio
January 18, 2002